EXHIBIT 99.1

Corvus Gold Announces Ron Largent as Chairman of the Board

Seasoned Mining Executive Brings Extensive Experience to Corvus

VANCOUVER, British Columbia, March 13, 2019 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) is pleased to announce Ron Largent has been appointed to the Board of Directors for Corvus Gold and has assumed the role as Chairman. Mr. Largent possesses an expansive and distinguished career in the mining industry, most recently serving as Chief Operating Officer - International for AngloGold Ashanti. Ron’s extensive history of successful mine building and operation as well as directing strategic growth and asset development initiatives will be invaluable as Corvus moves its Nevada projects forward.

Corvus Gold would like to thank retiring Chairperson Catherine Gignac for her service over the past five years through early stage development and we look forward to her input in her new advisory role with the Company.

Ron Largent has 35 year’s experience in the mining industry holding executive, senior management and operational positions with AMAX Gold, Newmont Mining, Independence Mining and AngloGold Ashanti. Ron has led numerous mine building projects as well as large integrated multi mine operational groups around the world. Most recently, in his role as Chief Operating Officer – International for AngloGold Ashanti, Ron led a major global operational improvement initiative which dramatically improved operating costs across the globe. In Nevada and California, Ron was involved with the construction and operation of Wind Mountain and Hayden Hill mines as well as general manger of the Jerritt Canyon mines and various operating positions with Newmont Mining at the Carlin mines. Ron was also involved with the construction and operation of the Cripple Creek mine in Colorado where he worked with Jeff Pontius who was leading the exploration work. Ron Largent holds a degree in Mining Engineering and a Master in Business Administration.

Ron Largent, newly appointed Corvus Chairman, said “The Corvus projects represent an exceptional new mining opportunity in one of the most favorable mining jurisdictions in the world and I am excited to assume a leadership role. Jeff and his team have done an excellent job discovering and effectively developing this new re-emerging Nevada gold District that will continue to grow. The current Corvus deposits and location with existing infrastructure offer a truly unique opportunity for a series of mines with low development and operating costs. I fully expect the greater Bullfrog area to emerge as a major new Nevada gold producing region with Corvus as the key to that development.”

Jeff Pontius, President and CEO of Corvus, said, “It is a huge benefit for the Corvus shareholders to have an individual with Ron’s pedigree join our Board and take an active management role in driving our company and its value forward. I have been fortunate to have worked around and in association with Ron over the past 25 years to see firsthand his focused and innovative approach to mining and building project value. Ron is also a very well respected and known member of the senior producer sector and bring real insight to Corvus that will be invaluable with any potential future corporate events.”

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 86.6 km2 in southern Nevada. The property package is made up of a number of private mineral leases of patented federal mining claims and 1,057 federal unpatented mining claims. The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 445 federal unpatented mining claims on the Mother Lode project which totals approximately 36.5 km2 which it owns 100%. The total Corvus Gold 100% land ownership now covers over 123.1 km2, hosting two major new Nevada gold discoveries.

The combined Mother Lode and North Bullfrog Projects contains a Measured Mineral Resource for the mill of 9.3 Mt at an average grade of 1.59 g/t gold, containing 475 k ounces of gold and Indicated Mineral Resources for the mill of 18.2 Mt at an average grade of 1.68 g/t gold containing 988 k ounces of gold and an Inferred Mineral Resource for the mill of 2.3 Mt at an average grade of 1.61 g/t gold containing 118 k ounces of gold. In addition, the project contains a Measured Mineral Resource for oxide, run of mine, heap leach of 34.6 Mt at an average grade of 0.27 g/t gold containing 305 k ounces of gold and an Indicated Mineral Resource for, oxide, run of mine, heap leach of 149.4 Mt at an average grade of 0.24 g/t gold containing 1,150 k ounces of gold and an Inferred, oxide, run of mine, heap leach Mineral Resource of 78.7 Mt at an average grade of 0.26 g/t gold containing 549 k ounces of gold.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

Scientific and Technical Information

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

For additional details, see technical report entitled “Technical Report and Preliminary Economic Assessment for the Integrated Mother Lode and North Bullfrog Projects, Bullfrog Mining District, Nye County, Nevada”, dated November 1, 2018 and amended on November 8, 2018, with an effective date of September 18, 2018 on the Company’s profile at www.sedar.com.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding the advancement and development of our projects; the potential for new deposits and expected increases in a system’s potential; mineral reserve and mineral resource estimates; anticipated content, commencement and cost of exploration programs and development activities; anticipated development and operating costs; and anticipated exploration program results, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018 filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.